Exhibit 5.1

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW
101 Constitution Ave, NW, Suite 900 Washington, DC 20001 T: 202.689.2800 F: 202.689.2860 nelsonmullins.com

November 10, 2021

MCAP Acquisition Corporation

311 South Wacker Drive, Suite 6400

Chicago, Illinois 60606

RE:	Registration Statement on Form S-4 (File No. 333-259027)

Ladies and Gentlemen:

We have acted as special counsel to MCAP Acquisition Corporation, a Delaware corporation (“MCAP”), in connection with the transactions contemplated by that Business Combination Agreement dated effective as of July 27, 2021 (as amended or supplemented from time to time, the “BCA”) by and among: (a) MCAP; (b) GRNT Merger Sub 1 LLC, a Delaware limited liability company (“Merger Sub 1”); (c) GRNT Merger Sub 2 LLC, a Delaware limited liability company (“Merger Sub 2”); (d) GRNT Merger Sub 3 LLC, a Delaware limited liability company (“Merger Sub 3”); (e) GRNT Merger Sub 4 LLC, a Delaware limited liability company (“Merger Sub 4”); (f) H.I.G. Growth – AdTheorent Intermediate, LLC, a Delaware limited liability company (the “Blocker”); (g) H.I.G. Growth – AdTheorent, LLC, a Delaware limited liability company; and (h) AdTheorent Holding Company, LLC, a Delaware limited liability company (“AdTheorent”). Such transactions include: (i) the merger of Merger Sub 1 with and into the Blocker, with the Blocker surviving as a wholly owned subsidiary of MCAP (the “First Blocker Merger”); (ii) immediately thereafter and pursuant to an integrated plan, the merger of the Blocker, as the surviving company of the First Blocker Merger, with and into Merger Sub 2, with Merger Sub 2 surviving as a wholly owned subsidiary of MCAP (the “Second Blocker Merger” and together with the First Blocker Merger, the “Blocker Mergers”); (iii) immediately following the Blocker Mergers, the merger of Merger Sub 3 with and into AdTheorent, with AdTheorent surviving as a wholly owned subsidiary of MCAP (the “First Company Merger”); and (iv) immediately thereafter and pursuant to an integrated plan, the merger of AdTheorent, as the surviving company of the First Company Merger, with and into Merger Sub 4 (the “Second Company Merger” and together with the First Company Merger, the “Company Mergers”; the Company Mergers together with the Blocker Mergers, the “Mergers”; and together with the other transactions related thereto, the “Transactions”), with Merger Sub 4 surviving as a wholly owned direct subsidiary of MCAP.

California | Colorado | District of Columbia | Florida | Georgia | Maryland | Massachusetts | New York

North Carolina | South Carolina | Tennessee | West Virginia

November 10, 2021

This opinion is being rendered at the request of MCAP in connection with the registration by MCAP under the above-referenced Registration Statement (together with all amendments thereto as of the date hereof, the “Registration Statement”) filed by MCAP with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of up to 60,813,148 shares of MCAP’s common stock, par value $0.0001 per share, issuable to equityholders of AdTheorent as consideration for the Transactions under the BCA (the “Common Stock”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions hereinafter set forth below. These documents included, without limitation, (i) the Registration Statement and all amendments thereto filed with the Commission prior to the date hereof; (ii) the form of Second Amended and Restated Certificate of Incorporation of MCAP to be effective upon the consummation of the Mergers; (iii) the form of Amended and Restated Bylaws of MCAP to be effective upon the Mergers; and (iv) the BCA. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to all questions of fact material to these opinions, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of MCAP.

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

A.	Prior to the issuance of any Common Stock by MCAP pursuant to the Registration Statement: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings with respect thereto will have been commenced or threatened, (ii) the business combination and the transactions contemplated by the BCA and the Registration Statement will have been consummated in accordance with the terms of the documents pertaining thereto, without any waiver or breach of any material terms or provisions thereof, and that such transactions will be effective under applicable law, and (iii) the stockholders of MCAP will have approved the BCA and the other proposals set forth in the proxy statement/prospectus included in the Registration Statement, which are to be presented and voted upon at the meeting as set forth in the proxy statement/prospectus included in the Registration Statement; and

B.	The current draft of the Second Amended and Restated Certificate of Incorporation of MCAP, in the form thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Secretary of State of the State of Delaware (the “DE Secretary of State”), in accordance with Section 103 of the DGCL, that no other certificate or document, has been, or prior to the filing of the Second Amended and Restated Certificate of Incorporation will be, filed by or in respect of MCAP with the DE Secretary of State and that MCAP will pay all fees and other charges required to be paid in connection with the filing of the Second Amended and Restated Certificate of Incorporation.

November 10, 2021

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that, when issued in the manner and on the terms described in the Registration Statement and the BCA, the shares of Common Stock will be validly issued, fully paid and non-assessable.

Our opinion herein is expressed solely with respect to the Delaware General Corporation Law. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

The opinions expressed herein are rendered as of the date hereof and are based on existing law, which is subject to change. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the proxy statement/prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP